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                                                       EXHIBIT 10.15(d)

                                AMENDMENT NO. 2
                                      TO
                           ASSET PURCHASE AGREEMENT
                                BY AND BETWEEN
                        SPACE APPLICATIONS CORPORATION
                                      AND
                      APPLIED RESEARCH OF MARYLAND, INC.


     THIS AMENDMENT NO. 2, dated as of June , 1997, by and between SPACE APPLICATIONS CORPORATION and APPLIED RESEARCH OF MARYLAND, INC.

                                   RECITALS
                                   --------
     WHEREAS, the parties hereto executed and delivered the Asset Purchase Agreement, dated March 3, 1997, as amended by Amendment No. 1 to Asset Purchase Agreement, dated April 11, 1997 and now wish to further amend certain of the provisions of the Asset Purchase Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Asset Purchase Agreement

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree to amend the Asset Purchase Agreement as follows:

1. Section 1.1 shall be amended by revising paragraphs B and C of the definition of Purchase Price to read as follows:

     B. A payment to the Plan in the amount of Five hundred thirty thousand nine hundred seventeen and No/100 ollars ($530,917.00), to be paid, without interest, as follows: $271,017.00 shall be paid to the Plan at Closing (the "Initial Plan Payment"); $34,900.00 shall be paid to the Plan no later than the first anniversary of the Closing Date; $162,500.00 shall be paid to the Plan no later than the second anniversary of the Closing Date; and $62,500.00 shall be paid to the Plan no later than the third anniversary of the Closing Date;

     C. An assumption of liabilities of Seller to its Employees for liabilities of Seller to its Employees for accrued and unpaid vacation liabilities ("Vacation Liability") in an amount not to exceed Two Hundred Fifty-Five Thousand Two Hundred and No/100 dollars ($255,200.00), to be paid or provided for by Purchaser to such Employees in accordance with the Purchaser's existing vacation policy as though such Vacation Liability had accrued under such policy. The Purchaser shall make $127,600 of the Vacation Liability available to be used by Employees as of the Closing Date, with the balance of $127,600 to be credited to the Employees' Vacation accounts one year following the Closing Date.

2. Except as modified by this Amendment No. 2, the Asset Purchase Agreement, as amended by Amendment No. 1, remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                   SELLER:

                                   APPLIED RESEARCH OF MARYLAND INC.


                                   By _______________________ (Seal)

                                   Title: __________________________


                                   PURCHASER:

                                   SPACE APPLICATIONS CORPORATION


                                   By _______________________ (Seal)

                                   Title: __________________________


                                   OFFICIAL UNSECURED CREDITORS' COMMITTEE


                                   By ______________________________

                                   Title: __________________________



Agreed and consented to:           __________________________ (Seal)
                                   DR. S.P.S. ANAND